                                                                    Exhibit 4.11

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                           AMERICAN SEAFOODS GROUP LLC
                         AMERICAN SEAFOODS FINANCE, INC.

                     and the Guarantors listed on Schedule A
                                                  ----------
                   10 1/8% Senior Subordinated Notes due 2010

                  ----------------------------------------------




                          THIRD SUPPLEMENTAL INDENTURE

                         Dated as of September 26, 2003

                  ----------------------------------------------



                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee
                  ----------------------------------------------


                          Third Supplemental Indenture


================================================================================

                          THIRD SUPPLEMENTAL INDENTURE
                          ----------------------------

                  THIRD SUPPLEMENTAL INDENTURE, dated as of September 26, 2003 (the "Third Supplemental Indenture"), among AMERICAN SEAFOODS GROUP LLC, a
      ----------------------------
Delaware limited liability company (the "Company"), and AMERICAN SEAFOODS
                                         -------
FINANCE, INC., a Delaware corporation ("ASF" and together with the Company, the
                                        ---
"Offerors"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the
 --------
"Trustee") and the guarantors listed on Schedule A to the Indenture (the
 -------
"Guarantors").
 ----------

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Offerors, the Trustee and the Guarantors are party to an indenture, dated as of April 18, 2002, as amended and supplemented (the "Indenture"), pursuant to which an aggregate principal amount of
      ---------
$175,000,000 of 10 1/8% Senior Subordinated Notes due 2010 (the "Securities")
                                                                 ----------
was issued;

                  WHEREAS, the Offerors have proposed certain amendments to the Indenture, which are comprised of Proposed Amendments No. 1 and Proposed Amendments No. 2 (collectively, the "Proposed Amendments"). Adoption of Proposed
                                     -------------------
Amendments No. 1 requires consents from Holders representing at least a majority in principal amount of the outstanding Notes. Adoption of Proposed Amendments No. 2 requires consents from Holders representing at least seventy-five percent (75%) in principal amount of the outstanding Notes;

                  WHEREAS, the Offerors and the Guarantors desire to execute and deliver this Third Supplemental Indenture for the purposes of eliminating and amending certain of the restrictive covenants and certain other provisions contained in the Indenture;

                  WHEREAS, the Offerors have caused to be delivered to the Holders of the Securities an Offer to Purchase and Consent Solicitation Statement, dated September 15, 2003 (as the same may be amended from time to time, the "Statement") and the Consent and Letter of Transmittal, each as
           ---------
amended by the Offerors' press release dated September 24, 2003, pursuant to which the Offerors have (i) offered to purchase for cash any and all of the outstanding Securities (such offer on the terms set forth in the Statement and such Consent and Letter of Transmittal, the "Offer") and (ii) solicited consents
                                             -----
to the adoption of the Proposed Amendments to the Indenture, as further described herein;

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Offerors, the Trustee and the Guarantors may amend or supplement the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities (the "Requisite Holders"). However, any
                                            -----------------
amendment, change or modification of the obligation of the Company to make and consummate an Asset Sale Offer with

                         Third Supplementary Indenture
respect to any Asset Sale in accordance with Section 4.10 of the Indenture or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.15 of the Indenture, including, in each case, amending, changing or modifying any definition relating thereto, will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding (the "Additional
                                                                  ----------
Holders");
-------

                  WHEREAS, the Offerors have received the valid written consents of the Requisite Holders and the Additional Holders to the amendments to the Indenture set forth in this Third Supplemental Indenture;

                  WHEREAS, the Offerors, the Trustee and the Guarantors desire to enter into, execute and deliver this Third Supplemental Indenture in compliance with the provisions of the Indenture;

                  WHEREAS, the board of directors of each of the Company and ASF has authorized and empowered it to enter into this Third Supplemental Indenture; and

                  WHEREAS, all other conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Offerors, the Trustee and the Guarantors mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Definitions. (a) Capitalized terms used herein without
                     -----------
definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Amendment of Certain Provisions of Indenture. The Indenture
                     --------------------------------------------
is hereby amended to provide that, effective upon the Offerors' accepting for purchase of and payment for all Securities validly tendered pursuant to the
Offer:

                  2.1 Elimination of Definitions. Each definition set forth in
                      --------------------------
         Section 1.01 of the Indenture of any capitalized term that (i) is not used in any provision of the Indenture other than the provisions listed in Section 2.2 below (such definitions, collectively, the "Exclusive
                                                                    ---------
         Definitions"), or (ii) is not used in any
         -----------

                         Third Supplementary Indenture
         provision of the Indenture other than in the Exclusive Definitions, is deleted in its entirety.

                  2.2 Elimination of Provisions. The text of and introductory
                      -------------------------
         heading to each Section of the Indenture listed below (excluding the Section number at the beginning of each such Section) are deleted in their entirety and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to such Sections are deleted in their entirety. The word "[deleted]" is inserted in substitution for sentences that are partially deleted:

                    (i)  Section 4.03 (entitled "Reports");

                    (ii) Section 4.07 (entitled "Restricted Payments");

                   (iii) Section 4.08 (entitled "Dividend and Other Payment
                         Restrictions Affecting Restricted Subsidiaries");

                    (iv) Section 4.09 (entitled "Incurrence of Indebtedness and
                         Issuance of Preferred Stock");

                    (v)  Section 4.10 (entitled "Assets Sales");

                    (vi) Section 4.11 (entitled "Transactions with Affiliates");

                    vii) Section 4.12 (entitled "Liens");

                  (viii) Section 4.13 (entitled "Business Activities");

                    (ix) Section 4.14 (entitled "Limitation on Senior
                         Subordinated Debt");

                    (x) Section 4.15 (entitled "Offer to Repurchase upon a Change of Control");

                    (xi) Section 4.16 (entitled "Limitation on Issuances and
                         Sales of Equity Interests in Restricted Subsidiaries");

                   (xii) Section 4.17 (entitled "Designation of Restricted and
                         Unrestricted Subsidiaries");

                  (xiii) Section 4.19 (entitled "Limitations on Issuance of
                         Guarantees of Indebtedness");

                   (xiv) Section 4.20 (entitled "Additional Note Guarantees");
                         and

                    (xv) Section 4.21 (entitled "Restriction on Structure of
                         ASI").

                         Third Supplementary Indenture

                  2.3 Amendment to Article Five. Paragraphs (3) and (4) of
                      -------------------------
         Section 5.01 (entitled "Merger Condition or Sales of Assets"), including the paragraph number at the beginning of each such paragraph, as well as the last paragraph of Section 5.01, are deleted in their entirety, and all references to such paragraphs are deleted in their entirety.

                  2.4 Amendment to Article Six. The text of Section 6.01
                      ------------------------
         (entitled "Events of Default"), excluding the Section number and introductory heading at the beginning of such Section, is amended in its entirety to read as follows:

                           "Each of the following is an "Event of Default":

                           (1) default for 30 days in the payment when due of
                  interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of this Indenture;

                           (2) default in payment when due of the principal of,
                  or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                           (3) [intentionally omitted];

                           (4) [intentionally omitted];

                           (5) [intentionally omitted];

                           (6) [intentionally omitted];

                           (7) except as permitted by this Indenture, any Note
                  Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

                           (8) the Company [deleted], pursuant to or within the
                  meaning of Bankruptcy Law:

                                    (i) commences a voluntary case; or

                                    (ii) consents to the entry of an order for
                           relief against it in an involuntary case; or

                         Third Supplementary Indenture

                                   (iii) consents to the appointment of a
                           custodian of it or for all or substantially all of its property; or

                                    (iv) makes a general assignment for the
                           benefit of its creditors; or

                                     (v) generally is not paying its debts as
                           they become due; and

                           (9) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                                    ( i) is for relief against the Company
                           [deleted], in an involuntary case; or (ii) is for relief against the Company [deleted], in an involuntary case; or

                                   (iii) orders the liquidation of the Company
                           [deleted];

                  and the order or decree remains unstayed and in effect for 60 consecutive days."

                  3. Ratification of Indenture; Third Supplemental Indenture
                     -------------------------------------------------------
         Part of Indenture. Except as expressly amended hereby, the Indenture is
         -----------------
         in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE
                     -------------
         GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Guarantors Makes No Representation. The Guarantors makes no
                     ----------------------------------
         representation as to the validity or sufficiency of this Third Supplemental Indenture.

                  6. Trust Indenture Act Controls. If any provision of this
                     ----------------------------
         Third Supplemental Indenture limits, qualifies or conflicts with another

                         Third Supplementary Indenture
         provision which is required to be included in this Third Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

                  7. Separability. In case any provision in this Third
                     ------------
         Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  8. Counterparts. The parties may sign any number of copies of
                     ------------
         this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. Effect of Headings. The Section headings herein are for
                     ------------------
         convenience only and shall not affect the construction thereof.

                         Third Supplementary Indenture

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                      AMERICAN SEAFOODS GROUP LLC


                      By:           /s/ Bernt O. Bodal
                           ------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Chairman and Chief Executive Officer


                      AMERICAN SEAFOODS FINANCE, INC.


                      By:           /s/ Bernt O. Bodal
                           ------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   President


                      AMERICAN CHALLENGER LLC

                      By:           /s/ Bernt O. Bodal
                           ------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      AMERICAN DYNASTY LLC

                      By:           /s/ Bernt O. Bodal
                           ------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      AMERICAN SEAFOODS COMPANY LLC

                      By:           /s/ Bernt O. Bodal
                           ------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager

                         Third Supplementary Indenture

                     AMERICAN SEAFOODS INTERNATIONAL LLC

                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager


                     AMERICAN SEAFOODS PROCESSING LLC

                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager


                     AMERICAN TRIUMPH LLC

                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager


                     THE HADLEY GROUP LLC

                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager


                     KATIE ANN LLC

                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager

                     NEW BEDFORD SEAFOODS LLC


                     By:           /s/ Bernt O. Bodal
                          ---------------------------------------------------
                          Name:    Bernt O. Bodal
                          Title:   Manager

                         Third Supplementary Indenture

                      NORTHERN EAGLE LLC

                      By:           /s/ Bernt O. Bodal
                           ---------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      NORTHERN HAWK LLC

                      By:           /s/ Bernt O. Bodal
                           ---------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      NORTHERN JAEGER LLC

                      By:           /s/ Bernt O. Bodal
                           ---------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      OCEAN ROVER LLC

                      By:           /s/ Bernt O. Bodal
                           ---------------------------------------------------
                           Name:    Bernt O. Bodal
                           Title:   Manager


                      SOUTHERN PRIDE CATFISH LLC

                      By:           /s/ Randy Rhodes
                           ---------------------------------------------------
                           Name:    Randy Rhodes
                           Title:   Secretary and Vice President

                      SOUTHERN PRIDE CATFISH TRUCKING, INC.


                      By:           /s/ Garry B. Smith
                           ---------------------------------------------------
                           Name:    Garry B. Smith
                           Title:   Vice President, Treasurer and Secretary

                         Third Supplementary Indenture

                     WELLS FARGO BANK MINNESOTA,
                     NATIONAL ASSOCIATION, as Trustee


                     By:           /s/ Joseph O'Donnell
                          --------------------------------------------------
                          Name:    Joseph O'Donnell
                          Title:   Corporate Trust Officer

                         Third Supplementary Indenture

                                                                      SCHEDULE A

                                   GUARANTORS

Guarantor                                  Jurisdiction of Organization
---------                                  ----------------------------
American Challenger LLC                               Delaware
American Dynasty LLC                                  Delaware
American Seafoods Company LLC                         Delaware
American Seafoods International LLC                   Delaware
American Seafoods Processing LLC                      Delaware
American Triumph LLC                                  Delaware
The Hadley Group LLC                                  Delaware
Katie Ann LLC                                         Delaware
New Bedford Seafoods LLC                              Delaware
Northern Eagle LLC                                    Delaware
Northern Hawk LLC                                     Delaware
Northern Jaeger LLC                                   Delaware
Ocean Rover LLC                                       Delaware
Southern Pride Catfish LLC                            Delaware
Southern Pride Trucking, Inc.                         Delaware

                         Third Supplementary Indenture